Exhibit 23.1



INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in Registration Statements File Nos. 33-52364 and 33-52366 of Sunrise International Leasing Corporation on Forms S-8 of our report dated May 29, 1998 appearing in this Annual Report on Form 10-K of Sunrise International Leasing Corporation for the year ended March 31, 1998


/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

June 26, 1998